                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

FILED BY THE REGISTRANT   |X|     FILED BY A PARTY OTHER THAN THE REGISTRANT / /
--------------------------------------------------------------------------------

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Under Rule 14a-12

                             BioSphere Medical, Inc.
        ----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No Fee Required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------

    (5) Total fee paid:

        ---------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ---------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------

    (3) Filing Party:

        ---------------------------------------------------------------

    (4) Date Filed:

        ---------------------------------------------------------------

                            BIOSPHERE MEDICAL, INC.
                              1050 HINGHAM STREET
                         ROCKLAND, MASSACHUSETTS 02370
                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2000

    The 2000 Annual Meeting of Stockholders of BioSphere Medical, Inc. (the "Company") will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, June 7, 2000 at 2:00 p.m., local time, to consider and act upon the following matters:

1. To set the number of directors at eight and to elect eight directors to serve until the next Annual Meeting of Stockholders.

2. To approve the Company's 2000 Employee Stock Purchase Plan covering 50,000 shares of Common Stock.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on May 1, 2000 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,
                                          JOHN M. CARNUCCIO
                                          President and Chief Executive Officer

Rockland, Massachusetts
May 5, 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            BIOSPHERE MEDICAL, INC.
                              1050 HINGHAM STREET
                         ROCKLAND, MASSACHUSETTS 02370
          PROXY STATEMENT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSphere Medical, Inc. ("BioSphere Medical" or the "Company") for use at the 2000 Annual Meeting of Stockholders to be held on June 7, 2000 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

    The Company's Annual Report for the year ended December 31, 1999 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about May 5, 2000.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF THE SECRETARY, BIOSPHERE MEDICAL, INC., 1050 HINGHAM STREET, ROCKLAND, MASSACHUSETTS 02370.

VOTING SECURITIES AND VOTES REQUIRED

    On May 1, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 9,245,622 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

    Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

    The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, have no effect on the voting of such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of March 15, 2000 or such earlier date as is noted, with respect to the beneficial ownership of:
(i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and
(ii) the Company's Common Stock and the Common Stock of Sepracor Inc. ("Sepracor Common Stock"), the parent company of BioSphere Medical ("Sepracor"), by
(A) each director and nominee for director; (B) each executive officer named below in the Summary Compensation Table under the heading "Compensation of Executive Officers;" and (C) all directors and executive officers of the Company as a group.

    The number of shares of the Company's Common Stock and Sepracor Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the"Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after March 15, 2000 (or such earlier date as is noted) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                SHARES BENEFICIALLY
                                                                       OWNED
                                                              ------------------------
NAME AND ADDRESS                                               NUMBER         PERCENT
----------------                                              ---------       --------
Sepracor Inc................................................  5,369,788        58.14%
  111 Locke Drive
  Marlborough, MA 01752
John M. Carnuccio...........................................     91,343(1)         *
Jean-Marie Vogel............................................    643,821(2)      6.97%
Timothy J. Barberich........................................     81,721(3)         *
William M. Cousins, Jr......................................     23,000(4)         *
Alexander M. Klibanov, Ph.D.................................     24,500(4)         *
Riccardo Pigliucci..........................................     21,000(4)         *
Paul A. Looney..............................................     53,000(4)         *
David P. Southwell..........................................     13,943(5)         *
All directors and executive officers as a group (11
  persons)..................................................    952,328(6)     10.31%

------------------------

* Represents holdings of less than one percent of the Company's outstanding common stock.

(1) Includes 85,788 shares of BioSphere Common Stock which Mr. Carnuccio has the right to acquire within 60 days after March 15, 2000 upon exercise of outstanding stock options and warrants. As of March 15, 2000, Mr. Carnuccio also beneficially owned 10,000 shares of Sepracor Common Stock, which represented less than 1% of Sepracor's Common Stock.

(2) Includes 608,821 shares of BioSphere Common Stock which Mr. Vogel has the right to acquire within 60 days after March 15, 2000 upon exercise of outstanding stock options and warrants. As of March 15, 2000, Mr. Vogel also beneficially owned 24,800 shares of Sepracor Common Stock, which represented less than 1% of Sepracor's Common Stock.

(3) Includes 53,944 shares of BioSphere Common Stock which Mr. Barberich has the right to acquire within 60 days after March 15, 2000 upon exercise of outstanding stock options and warrants. As of January 31, 2000, Mr. Barberich also beneficially owned 1,808,206 shares of Sepracor Common Stock, which represented 2.6% of Sepracor's Common Stock.

(4) Represents shares of BioSphere Common Stock that each such person has the right to acquire within 60 days after March 15, 2000 upon exercise of outstanding stock options.

(5) Includes 8,388 shares of BioSphere Common Stock which Mr. Southwell has the right to acquire within 60 days after March 15, 2000 upon exercise of outstanding stock options and warrants. As of March 15, 2000, Mr. Southwell also beneficially owned 339,884 shares of Sepracor Common Stock, which represented less than 1% of Sepracor's Common Stock.

(6) Excludes the 5,369,788 shares of BioSphere Common Stock beneficially owned by Sepracor, as to which shares each director and executive officer disclaims beneficial ownership. Includes an aggregate of 878,441 shares of BioSphere Common Stock which all executive officers and directors have a right to acquire within 60 days after March 15, 2000 upon exercise of outstanding stock options and warrants.

                             ELECTION OF DIRECTORS

    The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions the persons named as proxies will vote to elect as directors the director nominees named below.

    Each director will be elected to hold office until the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

    There are no family relationships between or among any officers or directors of the Company.

    Set forth below are the name and age of each member of the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of March 15, 2000, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

                             NOMINEES FOR DIRECTOR

    JOHN M. CARNUCCIO, age 46, has served as a director of BioSphere since
June 1999. From January 1999 until May 1999, Mr. Carnuccio served as Executive Vice President of BioSphere and President of the Medical Products Business of BioSphere. In May 1999, he was appointed President and Chief Executive Officer of BioSphere. From 1979 to January 1999, Mr. Carnuccio served in a number of capacities at Boston Scientific Corporation, a medical device company, most recently as Vice President, Market Development, Interventional Gynecology, from April 1998 to January 1999 and as Vice President and General Manager, Microvasive Urology Division from 1992 to April 1998.

    JEAN-MARIE VOGEL, age 49, served as President, Chief Executive Officer and a director of BioSphere from September 1994 until May 1999. In May 1999, he was appointed Chairman. From January 1994 to September 1994, Mr. Vogel served as Executive Vice President and Chief Operating Officer of BioSphere. From 1992 to 1993, Mr. Vogel served as President of the European Operations of Cuno, Inc., a supplier of filtration processes, equipment and devices used in the production of biological drugs and food products. From 1977 to 1992, Mr. Vogel served in various capacities with Millipore Corporation, a manufacturer of membrane filtration-based products, in its international operations with experience in Asia, Latin America, the former Soviet Union, the Middle East and Australia, including as Vice President and General Manager of Millipore's Asian operations. Mr. Vogel is a French Citizen.

    TIMOTHY J. BARBERICH, age 52, has served as a director of BioSphere since its organization in 1993. Mr. Barberich was a founder of Sepracor, an emerging specialty pharmaceutical company, and has served as President, Chief Executive Officer and a director of Sepracor since January 1984. Sepracor owns approximately 59% of the outstanding Common Stock of BioSphere. Mr. Barberich also serves as a director of HemaSure Inc.

    WILLIAM M. COUSINS, JR., age 75, has served as a director of BioSphere since January 1994. Since 1974, Mr. Cousins has served as the President of William M. Cousins, Jr., Inc., a management consulting firm. Mr. Cousins is a member of the Board of Directors of Wellco Enterprises, Inc.

    ALEXANDER M. KLIBANOV, PH.D., age 50, has served as a director of BioSphere since January 1994. Since 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of Technology where he is currently Professor of Chemistry and a member of the Biotechnology Process Engineering Center.

    PAUL A. LOONEY, age 60, has served as a director of BioSphere since
January 1994. From 1984 to 1995, Mr. Looney served as President and Chief Executive Officer of Corning Costar Corporation, a life science products company and a wholly-owned subsidiary of Corning, Inc. Since 1999, Mr. Looney has served as President and Chief Operating Officer of Biopure Corporation, a biopharmaceutical company.

    RICCARDO PIGLIUCCI, age 53, has served as a director of BioSphere since August 1995. Since May 1998, Mr. Pigliucci has served as President and Chief Executive Officer of Discovery Partners International, a life sciences company. From February 1996 to April 1998, he served as Chief Executive Officer of Life Sciences International P.L.C. From January 1966 to April 1995, Mr. Pigliucci served in a number of capacities at Perkin-Elmer Corporation, a global life sciences instrumentation company, most recently as President and Chief Operating Officer. Mr. Pigliucci is a member of the Board of Directors of Dionex Corporation.

    DAVID P. SOUTHWELL, age 39, has served as a director of BioSphere since January 1997. He has served as Executive Vice President, Chief Financial Officer of Sepracor since October 1995 and served as Senior Vice President and Chief Financial Officer of Sepracor from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers, a securities firm, in various positions with the investment banking division, including the position of Vice President.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held two meetings in 1999. The members of the Audit Committee are Mr. Cousins, Dr. Klibanov and Mr. Looney (Chairman of the Audit Committee).

    The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for determining the compensation of, and establishing compensation policies for, the executive officers of the Company. The Compensation Committee held three meetings during 1999. The members of the Compensation Committee are Messrs. Cousins, Looney and Pigliucci (Chairman of the Compensation Committee). See "Report of the Compensation Committee" below.

    The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

    The Board of Directors held seven meetings during 1999. Except for Messrs. Southwell and Pigliucci, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

COMPENSATION FOR DIRECTORS

    Directors who are neither officers nor employees of the Company or of any affiliate of the Company (the "Outside Directors") receive $1,000 for each meeting of the Board they attend and are entitled to participate in the Company's 1994 Director Stock Option Plan (the "Director Option Plan"), as further described below. Directors who are officers or employees of the Company or of any affiliate of the Company do not receive compensation for attendance at meetings.

    Under the Director Option Plan, options to purchase 10,000 shares of Common Stock are granted to each Outside Director, except for Mr. Barberich who was granted options to purchase 40,000 shares of Common Stock, upon his initial election as a director (the "Initial Options") and options to purchase 2,000 shares of Common Stock are granted upon the dates on which the Outside Director is subsequently reelected to the Board (the "Reelection Options").

    Each Initial Option granted to a director under the Director Option Plan vests in five equal annual installments beginning on the first anniversary of the date of grant, and Reelection Options granted under the Director Option Plan vest in two equal annual installments beginning on the first anniversary of the date of grant. The exercise price per share will equal the fair market value of a share of Common Stock on the date on which the option is granted, except that the exercise price per share was $2.00 for any Initial Options granted prior to January 15, 1994. The exercise price must be paid in cash. Options granted under the Director Option Plan are not transferable by the director except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one year period thereafter.

    The Board of Directors may suspend or discontinue the Director Option Plan or amend it in any respect; provided, that, without the approval of the stockholders, no amendment may change the number of shares subject to the Director Option Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Director Option Plan, and the Director Option Plan may not be amended more than once in a six month period.

    On June 16, 1999, Reelection Options to purchase an aggregate of 12,000 shares of Common Stock at an exercise price of $0.813 per share (the closing price of the Common Stock on the National Association of Securities Dealers, Inc. OTC Bulletin Board on the date of grant) were granted under the Director Option Plan to each of the following directors: Mr. Barberich, Mr. Cousins, Dr. Klibanov, Mr. Looney, Mr. Pigliucci and Mr. Southwell.

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's President and Chief Executive Officer and the Company's other most highly-compensated executive officer whose total annual salary and bonus for 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                  ANNUAL COMPENSATION             AWARDS
                                           ---------------------------------   ------------
                                                                                SECURITIES     ALL OTHER
                                                                                UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR     SALARY ($)   BONUS ($)   OPTIONS (#)       ($)(1)
---------------------------                --------   ----------   ---------   ------------   ------------
John M. Carnuccio (2)....................    1999      $180,769     $80,000(3)   1,266,000       $1,452
  Chief Executive Officer and President

Jean-Marie Vogel (4).....................    1999      $198,608     $50,000        705,500       $1,452
  Chairman
                                             1998      $163,803     $70,000              0       $1,536
                                             1997      $163,803     $15,000        420,000       $3,038

------------------------

(1) Represents the taxable portion of group life insurance, retirement and other benefits paid by the Company.

(2) Joined the Company in January 1999.

(3) Included in Mr. Carnuccio's 1999 bonus compensation is a one time signing bonus of $30,000.

(4) Served as Chief Executive Officer and President until May 1999.

    OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during the year ended December 31, 1999 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                             -----------------------------------------------------------------   POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                              NUMBER OF                                                               STOCK PRICE
                             SECURITIES                                                              APPRECIATION
                             UNDERLYING    PERCENT OF TOTAL OPTIONS   EXERCISE OR                 FOR OPTION TERM (1)
                               OPTIONS       GRANTED TO EMPLOYEES     BASE PRICE    EXPIRATION   ---------------------
NAME                         GRANTED (#)        IN FISCAL YEAR          ($/SH)         DATE       5% ($)     10% ($)
----                         -----------   ------------------------   -----------   ----------   --------   ----------
John M. Carnuccio..........   1,266,000(2)           50.0%              $0.813       01/19/09    $647,295   $1,640,372
Jean-Marie Vogel...........     705,500(2)           28.0%              $0.813       01/19/09    $360,716   $  914,125

------------------------

(1) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock on the date on which options were exercised.

(2) The options vest as follows: one third of the option vests in five equal annual installments with the first installment vesting on January 19, 2000; one third of the option vests in four equal annual installments with the first installment vesting on January 19, 2001; and the remaining one third of the option vests in three equal annual installments with the first installment vesting on February 3, 2001.

    YEAR-END OPTION VALUES TABLE. The following table sets forth certain information regarding stock options held as of December 31, 1999 by the Named Executive Officers. Neither of the Named Executive Officers exercised any stock options during the last fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                OPTIONS AT FISCAL YEAR-END (#)   AT FISCAL YEAR-END ($) (1)
NAME                                              UNEXERCISABLE/EXERCISABLE      UNEXERCISABLE/EXERCISABLE
----                                            ------------------------------   --------------------------
John M. Carnuccio.............................         1,266,000/     0             $7,041,492/        0
Jean-Marie Vogel..............................          745,600/520,400            $4,024,229/ 2,153,450

------------------------

(1) Value is based on the closing sales price of the Company's Common Stock as reported by the National Association of Securities Dealers, Inc. OTC Bulletin Board on December 31, 1999 ($6.375), the last trading day of the Company's 1999 fiscal year, less the applicable option exercise price.

EMPLOYMENT AGREEMENTS

    JEAN-MARIE VOGEL. In May 1999, the Company entered into an Employment Agreement with Mr. Vogel pursuant to which he serves as Chairman of the Company. The agreement has an initial term of two years and is subject to automatic renewal unless either party elects not to renew in writing no less than 90 days before the end of the term. Mr. Vogel is also entitled to participate in a bonus program based upon quantitative and qualitative goals which are established by agreement between the parties. The agreement may be terminated by either party upon 30 days' prior notice, is terminable by the Company for Cause (as defined therein) and by Mr. Vogel for Good Reason (as defined therein). In the event
Mr. Vogel is terminated for Cause or if Mr. Vogel elects to terminate or not renew the agreement, he is entitled to receive salary and benefits through his last day of employment. In the event Mr. Vogel is terminated without Cause, resigns for Good Reason or the Company elects to not renew the agreement, he shall be entitled to receive (i) 200% of his base salary in effect at the time of termination, and two times the average bonus paid or awarded to him in the 24-month period prior to termination, such amounts to be paid over a 24-month period, (ii) benefits, for a period of up to 24 months, substantially similar to those he was receiving at the time of termination, and (iii) an extension of the exercise period of all vested options from three months to 36 months. In addition, during any time after termination of employment in which Mr. Vogel is accepting the payments and benefits described in the preceding sentence, he agrees not to compete with the Company, hire or recruit its employs or divert away business, subject to certain conditions.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by all officers and directors of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain Reporting Persons, the Company believes that during fiscal 1999, except as provided below, all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

    On April 28, 2000, Robert M. Palladino, Chief Financial Officer of the Company, filed an Initial Statement of Beneficial Ownership of Securities on Form 3 to report his appointment as Chief Financial Officer of the Corporation and the grant of an option to purchase 130,000 shares of Common Stock at an exercise price of $2.313 per share on November 10, 1999 and the open market purchase of 666 shares of Common Stock on February 2, 2000.

    Jean-Marie Vogel, a director and Chairman of the Company, intends to file an Annual Statement of Changes in Beneficial Ownership on Form 5 to amend and correct an earlier filing reporting the grant of an option to purchase 705,500 shares of Common Stock at an exercise price of $0.813 per share on January 19, 1999.

    Timothy J. Barberich, a director of the Company, and David P. Southwell, a director of the Company, each intend to file an Annual Statement of Changes in Beneficial Ownership on Form 5 to report the grant of an option to purchase 2,000 shares of Common Stock at an exercise price of $0.813 per share on June 16, 1999.

    On April 28, 2000, each of the following directors of the Company filed an Annual Statement of Changes in Beneficial Ownership on Form 5 to report the grant of an option to purchase 2,000 shares of Common Stock at an exercise price of $0.813 per share on June 16, 1999:
William M. Cousins, Jr., Alexander M. Klibanov, Paul A. Looney and Riccardo Pigliucci.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Company, which is currently comprised of three non-employee directors, William M. Cousins, Jr., Paul A. Looney and Riccardo Pigliucci, (Chairman of the Compensation Committee) is responsible for recommending to the board of directors the compensation package of each executive officer. The Compensation Committee recommends the compensation for executive officers and compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company, including the Named Executive Officers.

    The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation generally consists of a combination of base salary, cash bonuses and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

    COMPENSATION PHILOSOPHY

    The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

  -  COMPETITIVE AND FAIR COMPENSATION

    The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

  -  SUSTAINED PERFORMANCE

    Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and commercial introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

    In evaluating each executive officer's performance, the Company generally conforms to the following process:

    - Company and individual goals and objectives generally are set at the beginning of the performance cycle.

    - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

    - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

    - The comparative results, combined with comparative compensation practices of other companies in the industry, is then used to determine salary and stock compensation levels.

    The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

    Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 1999 were granted at fair market value on the date of grant. During 1999, executive officers received options to purchase an aggregate of 2,451,500 shares of Common Stock at a weighted average exercise price of $0.922 per share.

    Executive officers will be eligible to participate in the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"), assuming requisite stockholder approval. The Purchase Plan will be available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of Section 162(m) and may, in the future, structure the performance-based portion of its executive compensation to comply with the exemptions to Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when the Compensation Committee believes that such payments are appropriate and in the best interests of stockholders, after taking into consideration changing business conditions or the officer's performance. Nevertheless, there can be no assurance that the performance-based compensation paid by the Company will be exempt from the
Section 162(m) deduction limitation as performance-based compensation.

    MR. CARNUCCIO'S 1999 COMPENSATION

    Mr. Carnuccio was elected to serve as the Chief Executive Officer and President of the Company in May 1999, and is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Compensation Committee believes that Mr. Carnuccio's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry. Mr. Carnuccio's salary for 1999 was $180,769. In 1999, Mr. Carnuccio received a one time $30,000 signing bonus and a $50,000 performance bonus. In addition, Mr. Carnuccio received a stock option grant to purchase 1,266,000 shares of the Company's Common Stock at an exercise price of $0.813, the fair market value on the date of grant. Mr. Carnuccio's 1999 salary and bonus were based upon a number of factors, which included hiring a new management team, establishing a Medical Advisory Board, filing a 510(k) application with the U.S. Food and Drug Administration and developing and achieving specified objectives pursuant to a business plan. In establishing
Mr. Carnuccio's salary for 1999, the Compensation Committee also reviewed a number of national compensation surveys for comparable positions in similar industries.

    MR. VOGEL'S 1999 COMPENSATION

    Mr. Vogel served as the Chief Executive Officer and President of the Company until May 1999, and has served as Chairman of the Company since May 1999.
Mr. Vogel received an annual salary of $198,608 in 1999, compared to an annual salary of $163,803 in 1998. Mr. Vogel also received bonus compensation of $50,000 for his 1999 performance. In addition, Mr. Vogel received a stock option to purchase 705,500 shares of the Company's Common Stock at an exercise price of $0.813 per share, the fair market value on the date of grant. In determining
Mr. Vogel's 1999 compensation and bonus, the Compensation Committee considered several objectives and events which occurred in 1999, including redefining the business of the Company, acquiring majority ownership of Biosphere Medical, S.A., the disposition of its bio-processing business and certain other strategic business development initiatives.

                                          Compensation Committee
                                          William M. Cousins, Jr.
                                          Paul A. Looney
                                          Riccardo Pigliucci, Committee Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Messrs. Cousins, Looney and Pigliucci. No member of the Compensation Committee was at any time during 1999, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

    No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

    The Common Stock of BioSphere Medical traded on the Nasdaq National Market from March 25, 1994 through January 13, 1999 and from April 3, 2000 to the present. The Common, Stock of BioSphere Medical traded on the National Association of Securities Dealers, Inc. OTC Bulletin Board from January 14, 1999 to April 2, 2000. The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on (i) the Nasdaq Stock Market (US Companies) and
(ii) the Nasdaq Pharmaceuticals Stocks.

    This graph assumes the investment of $100 on December 31, 1994 in the Company's Common Stock and each of the indices listed above, and assumes dividends are reinvested. Measurement points are the last trading day of the fiscal years ended December 31, 1995, 1996, 1997, 1998 and 1999.

[DEPICTION OF STOCK PERFORMANCE GRAPH]

                                                       12/95      12/96      12/97      12/98      12/99
                                                      --------   --------   --------   --------   --------
BioSphere Medical, Inc..............................   100.00      70.37      34.81      17.59     188.89
Nasdaq Stock Market (US Companies)..................   141.34     141.34     173.90     300.44     556.91
Nasdaq Pharmaceuticals Stocks.......................   183.41     183.98     190.02     241.74     448.21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its chromatography business to the Company in exchange for 4,000,000 shares of Common Stock. In June 1996, Sepracor converted the outstanding principal and interest of a loan to the Company into an aggregate of 1,369,788 shares of Common Stock. Under applicable provisions of the Delaware General Corporation Law, Sepracor has the ability, acting alone, to approve any action requiring approval of the holders of a majority of the outstanding shares of Common Stock. Mr. Barberich and Mr. Southwell, directors of BioSphere, are President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Sepracor.

    The Company is a party to a Corporate Services Agreement with Sepracor, which provides for a monthly fee to be paid by the Company for basic services, such as accounting, human resources support services, and data processing services provided by Sepracor. The fee is determined by estimating Sepracor's cost of the Company's expected usage of such basic services. The Company may purchase additional services from Sepracor for a fixed rate based on the number of hours spent by each Sepracor employee providing such services. For items with identifiable costs such as insurance coverage, Sepracor charges the Company based upon costs directly attributable to the Company. The Company believes that the charges under the agreement are reasonable and that the terms of the agreement are at least as favorable to the Company as the terms that could be obtained from an unaffiliated third party. Sepracor retains the right to decline to provide any services which cause an unreasonable burden to Sepracor. The agreement permits the Company to terminate at any time following 60 days' notice to Sepracor, and automatically terminates six months after Sepracor's ownership percentage of the Company decreases to less than 50% of the Company's issued and outstanding shares. The aggregate payments made by the Company to Sepracor for basic services under this agreement were $119,000 in 1999.

    Until April 3, 2000, the Company was party to a Sublease Agreement with Sepracor under which Sepracor subleased a portion of its facilities in Marlborough, Massachusetts to the Company. The amount payable to Sepracor under the agreement was equal to Sepracor's rental costs under its lease allocable to the portion of the premises subleased to the Company plus a pro rata allocation of the estimated facility maintenance, utilities and other operating costs. This Sublease Agreement was terminated by the Company and Sepracor in connection with the Company's move to its new facilities in Rockland, Massachusetts on April 3, 2000. The rental payment made to Sepracor by the Company under this agreement was approximately $269,000 in 1999.

    The Company has granted to Sepracor rights with respect to the registration under the Securities Act for a total of 4,000,000 shares of the Company's common stock. These rights provide that Sepracor may require the Company, on two occasions, to register the shares having an aggregate offering price of at least $5,000,000, subject to certain conditions and limitations.

    Borrowings under the Company's $2,000,000 line of credit with a U.S. bank are guaranteed by Sepracor. In connection with the guaranty, the Company entered into a Security Agreement with

Sepracor pursuant to which the Company has pledged to Sepracor all of its assets, including its equity ownership in Biosphere Medical S.A., as collateral for Sepracor's guarantee to the bank. Biosphere Medical S.A. is not a party to the agreement and, therefore, has not pledged its assets to the bank. Sepracor can also borrow under this line of credit.

    In February 2000, the Company sold an aggregate of 653,887 shares of its Common Stock and warrants to purchase an aggregate of 163,468 shares of its Common Stock to a group of investors at a purchase price of $9.00 for each share of Common Stock and warrant to purchase one quarter of a share of Common Stock. The warrant exercise price per share is $20.00. The group of investors who participated in the financing included Timothy J. Barberich, a director of BioSphere and the Chief Executive Officer and President of Sepracor, David P. Southwell, a director of BioSphere and the Executive Vice President and Chief Financial Officer of Sepracor, Jean-Marie Vogel, the Chairman of BioSphere, and John M. Carnuccio, the Chief Executive Officer and President of BioSphere. The following table summarizes the participation of each of these individuals.

NAME                                                          SHARES OF COMMON STOCK   WARRANTS
----                                                          ----------------------   --------
Timothy J. Barberich........................................          27,777            6,944
David P. Southwell..........................................           5,555            1,388
Jean-Marie Vogel............................................           5,555            1,388
John M. Carnuccio...........................................           5,555            1,388

          APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN

    On April 29, 2000 the Company's Board of Directors adopted, subject to stockholder approval, the 2000 Employee Stock Purchase Plan (the "2000 Employee Plan") covering 50,000 shares of Common Stock. The 2000 Employee Plan is intended to replace the Company's 1997 Employee Stock Purchase Plan (the "1997 Employee Plan"), which covered 50,000 shares of Common Stock.

    The 2000 Employee Plan is summarized below. This summary is qualified in all respects by reference to the full text of the plan, copies of which are available upon request to the Secretary of the Company. Because participation in the 2000 Employee Plan is at the election of the Company's employees, the benefits to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group cannot be determined by the Company at this time.

ELIGIBILITY

    All employees, including executive officers, who have been employed for at least three months on the date that an offering commences under the plans and who are customarily employed for more than 20 hours a week by the Company or its subsidiaries are eligible to participate in the plan. However, no person will be eligible to participate in the plans if he or she possesses five percent or more of the voting power of the Company's or any subsidiary's Common Stock immediately after the grant of an option under the plan. No employee may purchase shares of stock with an aggregate value of more than $25,000 per calendar year under the plan (and all other employee stock purchase plans of the Company and its subsidiaries), determined by the value of such shares as of the applicable offering commencement dates. As of April 15, 2000, approximately 39 employees of the Company were eligible to participate in the plan.

OFFERINGS; NUMBER AND PURCHASE PRICE OF SHARES

    The 2000 Employee Stock Purchase Plan will be conducted in semiannual offerings, the first of which will commence on July 1, 2000 and will end on December 31, 2000 (unless the Compensation Committee of the Board of Directors provides for a different offering period, not to exceed twelve months). A total of up to 50,000 shares may be purchased under the 2000 Plan. During each offering period, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period and is equal to the number of shares of Common Stock determined by dividing $12,500 by the last reported sale price of the Common Stock on the Nasdaq National Market on the first day of the offering. An employee may elect to have up to 10% deducted from his or her salary for the purpose of purchasing stock under the 2000 Employee Stock Purchase Plan. The price at which the employee may purchase the stock is the lower of 85% of the last reported sale price of the Common Stock on the day the offering commences or the day that the offering terminates. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees. On April 15, 2000, the closing sale price of the Common Stock on the Nasdaq National Market was $18.00.

AMENDMENTS AND TERMS; ADMINISTRATION

    The Board of Directors of the Company may at any time terminate or amend the 2000 Employee Stock Purchase Plan. In addition, no such amendment shall be made to the 2000 Employee Stock Purchase Plan (a) without approval of the stockholders of the Company if approval of such amendment is required by
Section 423 of the Code, or (b) which would cause the plan to fail to comply with Section 423 of the Code.

    The 2000 Employee Stock Purchase Plan will be administered by the Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the plans.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 2000 Employee Stock Purchase Plan and with respect to the sale of Common Stock acquired under the 2000 Employee Stock Purchase Plan. The 2000 Employee Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. The 2000 Employee Stock Purchase Plan is not a qualified plan under Section 401(a) of the Code.

    TAX CONSEQUENCES TO PARTICIPANTS. In general, a participant will not recognize taxable income upon enrolling in the 2000 Employee Stock Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the 2000 Employee Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

    If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commended (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lessor of:

1. the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and

2. the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

    Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

    If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

    TAX CONSEQUENCES TO THE COMPANY. The offering of Common Stock under the 2000 Employee Stock Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 2000 Employee Stock Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to an ordinary compensation income recognized by a participant upon make a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

    WITHHOLDING. The amount that a participant elects to have deducted from his or her base pay for the purchase of Common Stock under the 2000 Employee Stock Purchase Plan constitutes taxable wages and is subject to withholding. The Company will make arrangements with participants to satisfy any withholding obligation that the Company may have with respect to ordinary compensation income recognized by a participant upon making a Disqualifying Disposition.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, THEREFORE, RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            INDEPENDENT ACCOUNTANTS

    Arthur Andersen LLP is currently serving as the Company's independent accountants. Arthur Andersen LLP has served as the Company's independent accountants since 1996. Representatives of

Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

    DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Rockland, Massachusetts not later than January 5, 2001 for inclusion in the proxy statement for that meeting.

    In order to be considered timely for purposes of Rule 14a-4, unless the date for the 2001 Annual Meeting of Stockholders changes by more than 30 days from the date of the 2000 Annual Meeting of Stockholders, any written notice of a shareholder proposal must be received by the Company a reasonable time prior to mailing of the proxy materials for the 2001 Annual Meeting of Stockholders. Written notice of shareholder proposals submitted outside the processes of Rule 14a-8 for consideration at the 2001 Annual Meeting of Stockholders must be received by the Company at least 45 days prior to the first anniversary of the mailing of this year's proxy material. The persons designated in the Company's proxy statement shall be granted discretionary authority with respect to any shareholder proposals of which the Company does not receive timely notice.

                                          By Order of the Board of Directors,
                                          JOHN M. CARNUCCIO
                                          President and Chief Executive Officer

    May 5, 2000

    THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                             BIOSPHERE MEDICAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  Annual Meeting of Stockholders - June 7, 2000

         Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) John M. Carnuccio and Robert M. Palladino or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2000 Annual Meeting of Stockholders of BioSphere Medical, Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1 AND 2.

         A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

         PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             BIOSPHERE MEDICAL, INC.

                                  JUNE 7, 2000

        /X/    Please mark your
               votes as in this
               example


                FOR all nominees listed at right      WITHHOLD AUTHORITY to vote for
               (except as marked to the contrary)      all nominee listed at right
1) Election of Directors       /_/                                 /_/                         NOMINEES:
                                                                                               John M. Carnuccio
                                                                                               Timothy J. Barberich
                                                                                               William M. Cousins, Jr.
                                                                                               Alexander M. Klibanov, Ph.D.
                                                                                               Paul A. Looney
                                                                                               Riccardo A. Pigliucci
                                                                                               David P. Southwell
                                                                                               Jean-Marie Vogel


INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR    2)  Approval of the Company's 2000            For      Against      Abstain
INDIVIDUAL NOMINEE(S) MARK THE "FOR" BOX AND        Employee Stock Purchase Plan covering         |_|        |_|          |_|
STRIKE A LINE THROUGH EACH SUCH NOMINEE(S) NAME     50,000 shares of Common Stock.
IN THE LIST AT THE RIGHT.  YOUR SHARES WILL BE
VOTED FOR THE REMAINING NOMINEE(S).

                                                    Please read the reverse side of this card.
                                                    Please be sure to sign and date this Proxy

                                                    HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature__________________ Date: ___________
Signature__________________ Date:___________ Note: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

                                                                      APPENDIX B

                             BIOSPHERE MEDICAL, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

         The purpose of this Plan is to provide eligible employees of BioSphere Medical, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock"), commencing on July 1, 2000. Fifty Thousand (50,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

         1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

         2. ELIGIBILITY. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

               (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

               (b) they have been employed by the Company or a Designated Subsidiary for at least [three] months prior to enrolling in the Plan; and

               (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

         No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

         3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each July 1 and January 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

         4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 14 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

         5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, or 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

         No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

         6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

         7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

         8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period.

The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

         9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

         The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

         Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

         Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

         10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

         11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

         12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

         13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

         15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

         16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

         In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

         17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the

Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

         18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

         19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

         20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

         21. GOVERNING LAW. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

         22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

         23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

         24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on July 1, 2000 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.


                                               Adopted by the Board of Directors
                                               on April 29, 2000

                                               Approved by the stockholders on
                                               June 7, 2000